Exhibit 12.1
                               General Media, Inc.
                Computation of Ratio of Earning to Fixed Charges
                             Year Ended December 31,

                                               1992           1993           1994           1995           1996
                                           ------------   ------------   ------------   ------------   ------------
Income (loss) from continuing operations,
   before income taxes                     $ 11,622,000   $ 14,318,000   $  3,377,000   ($10,127,000)  ($   202,000)
                                           ------------   ------------   ------------   ------------   ------------

Adjustments to income (loss)
   Interest expense                           3,674,000      3,027,000     10,474,000     10,302,000      9,907,000
   Interest income                              (55,000)       (80,000)      (564,000)      (541,000)      (319,000)
   Interest expense in rental charges           781,000        608,000         87,000        689,000        789,000
                                           ------------   ------------   ------------   ------------   ------------

Adjusted income (loss)                     $ 16,022,000   $ 17,873,000   $ 13,374,000   $    323,000   $ 10,175,000
                                           ============   ============   ============   ============   ============

Fixed charges
   Interest expense                        $  3,674,000   $  3,027,000   $ 10,474,000   $ 10,302,000   $  9,907,000
   Interest expense in rental charges           781,000        608,000         87,000        689,000        789,000
                                           ------------   ------------   ------------   ------------   ------------

Total fixed charges                        $  4,455,000   $  3,635,000   $ 10,561,000   $ 10,991,000   $ 10,696,000
                                           ============   ============   ============   ============   ============

Ratio of earnings to fixed charges                  3.6            4.9            1.3            0.0            1.0
                                           ============   ============   ============   ============   ============
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